As filed with the Securities and Exchange Commission on January 17, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

ziprealty, inc.

(Exact Name of Registrant as specified in its charter)

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Delaware	6531	94-3319956
(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)	(Primary Standard Industrial	Identification No.)
Classification Code Number)

2000 Powell Street, Suite 300

Emeryville, California 94608

(510) 735-2600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_____________________

Charles C. Baker

Chief Executive Officer and President

ZipRealty, Inc.

2000 Powell Street, Suite 300, Emeryville, California 94608

(510) 735-2600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

______________________

WITH COPIES TO:

Brett Cooper

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, California 94105

(415) 773-5700

________________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering	Amount of Registration Fee
Primary Offering
Common Stock
Preferred Stock
Warrants
Total Primary Offering			$50,000,000(1)	$6,440(2)
Secondary Offering
Common Stock	4,208,386	$6.025 (3)	$25,355,526	$3,266
Total			$75,355,526	$9,706

(1) An indeterminate number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Subject to Rule 462(b) under the Securities Act of 1933, in no event will the aggregate initial offering price of such securities issued under this registration statement exceed $50,000,000. Any such securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s common stock as reported on the Nasdaq Global Market on January 14, 2014.

The registrant and the additional registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus in not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated january 17, 2014

PROSPECTUS

Common Stock
Preferred Stock

Warrants

We will provide more specific terms of these securities in supplements to this prospectus or in one or more documents incorporated by reference into this prospectus. The prospectus supplements and documents incorporated by reference into this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, including any documents incorporated by reference into this prospectus, and the applicable prospectus supplement carefully before you invest.

We may offer up to $50,000,000 of these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. In addition, certain selling securityholders may offer and sell up to 4,208,386 shares of common stock from time to time, in amounts, at prices and on terms that will be determined at the time these securities are offered.

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Our common stock trades on the Nasdaq Global Market under the symbol “ZIPR.”

Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any securities that may be offered. See “Risk Factors” on page 1.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is              , 2014

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

i

ZipRealty, Inc.

ZipRealty is a leading national real estate brokerage and provider of proprietary technology and comprehensive online marketing tools for the residential real estate brokerage industry. For home buyers and sellers who increasingly want control, choice and a seamless, customized service, we offer Internet-enabled, state-of-the-art technology and complete access to accurate, timely information via our website and mobile applications, which real estate professionals can combine with their own local knowledge and personal expertise to offer an exceptional start-to-finish client experience. For real estate professionals who seek more productive ways to conduct business, we provide technology and online marketing tools to enhance their online sales channel, including lead generation, conversion and service of their clients. Our technology and online marketing products serve our full-service, owned-and-operated residential real estate brokerage business in 19 markets nationwide, as well as our Powered by Zip network of leading third-party local brokerages in 20 markets.

We were incorporated in California in January 1999 and reincorporated in Delaware in August 2004. Our principal executive offices are located at 2000 Powell Street, Suite 300, Emeryville, California 94608, and our telephone number at this location is (510) 735-2600. Our web site address is www.ziprealty.com. The information on our web site is not part of this prospectus.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the SEC’s shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings for up to an aggregate offering price of $50,000,000, and certain selling securityholders may offer and sell up to 4,208,386 shares of common stock. This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read this prospectus, the applicable prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Certain Documents Incorporated By Reference.”

In this prospectus we use the terms “ZipRealty,” “we,” “us,” “our,” and “our company” and similar phrases to refer to ZipRealty, Inc., a Delaware corporation, and its consolidated subsidiaries.

Risk Factors

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. These risks will be set forth in a prospectus supplement relating to the securities to be offered by that prospectus supplement. You should carefully consider the important factors set forth under the heading “Risk Factors” in the applicable supplement to this prospectus before investing in any securities that may be offered.

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Forward-Looking Statements

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may include forward-looking statements. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. All statements other than statements of historical facts contained in this report, including statements regarding our future financial position, business strategy and operations, and plans and objectives of management are forward-looking statements. The words “believe,” “may,” “will likely,” “should,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “aim,” “expect,” “plan,” “potential,” “predict,” “project,” “designed,” “provides,” “facilitates,” “assists,” “helps” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Forward-looking statements contained or incorporated in this prospectus include, but are not limited to, statements relating to:

•	trends in the residential real estate market, the market for mortgages, and the general economy;

•	our future financial results;

•	our future growth;

•	our future advertising and marketing activities; and

•	our future investment in technology.

We have based these forward-looking statements principally on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. No forward-looking statement is a guarantee of future performance and you should not place undue reliance on any forward-looking statement.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” in the accompanying prospectus supplement and in Item 1A of Part I of our annual report on Form 10-K for our fiscal year ended December 31, 2012. Readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and from historical trends. Those cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this prospectus or in materials incorporated herein by reference.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as otherwise required by law, we do not intend to update or revise any forward-looking statement contained in this prospectus.

Use of Proceeds

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes, including, but not limited to, acquisitions, repayment or refinancing of borrowings, working capital or capital expenditures. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to such offering. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

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Description of Securities

Overview

We may offer from time to time under this prospectus shares of our common stock and preferred stock, and warrants to purchase any of such securities with a total value up to $50,000,000, at prices and on terms to be determined by market conditions at the time of offering. In addition, certain selling securityholders may offer and sell up to 4,208,386 shares of common stock from time to time, in amounts, at prices and on terms that will be determined at the time these securities are offered.

This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we or any selling securityholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement to be attached to the front of this prospectus will describe the specific amounts, prices and other important terms of the securities that we or any selling securityholder offer. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Certain Documents Incorporated By Reference.” For more details on the terms of the securities, you should also read the exhibits filed with our registration statement, of which this prospectus is a part.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

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Description of Capital Stock

As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. At December 31, 2013, there were 21,647,098 shares of common stock outstanding, and there were approximately 77 holders of record of our common stock. No shares of preferred stock are currently outstanding.

The following description of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by the description of our capital stock contained in our amended and restated certificate of incorporation, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. Reference is made to such exhibit for a detailed description of the provisions thereof summarized below.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities of our company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. All outstanding shares of common stock are, and the common stock to be issued pursuant to this prospectus will be, fully paid and nonassessable.

Our common stock is listed on the Nasdaq Global Market under the symbol “ZIPR.” The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, NY 11219. Its phone number is (800) 937-5449.

Preferred Stock

Under our amended and restated certificate of incorporation, we may issue up to 5,000,000 shares of preferred stock. We currently have no outstanding shares of preferred stock.

Our board of directors has the authority, without any action by the stockholders, to issue from time to time the preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock, and may have the effect of delaying, deferring or preventing a change in control of our company. The existence of authorized but unissued preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interests, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

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Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•	the number of shares in the series of preferred stock;

•	the designation for the series of preferred stock by number, letter or title that shall distinguish the series from any other series of preferred stock;

•	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the voting rights of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the liquidation preference per share of that series of preferred stock, if any; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or to pay as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders would receive dividend payments and payments upon liquidation.

Delaware Law and Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated preferred stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock without stockholder approval with voting or other rights or preferences that could impede the success of any attempt to change control of us.

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Stockholder meetings

Our charter documents provide that a special meeting of stockholders may be called only by our chief executive officer, president (in the absence of a chief executive officer) or chairperson of the board of directors, or a resolution adopted by a majority of our board of directors.

Requirements for advance notification of stockholder nominations and proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of stockholder action by written consent

Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without a stockholder meeting.

Election and removal of directors

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult and takes longer for stockholders to replace a majority of the directors.

Delaware anti-takeover statute

We are subject to Section 203 of the Delaware General Corporation Law which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a Delaware corporation for three years following the date these persons become interested stockholders. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Amendment of charter provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least 66 2/3% of our then outstanding common stock.

The provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Description of the Warrants

We may issue warrants, including warrants to purchase common stock and preferred stock, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to warrants being offered. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Selling Securityholders

This prospectus also relates to the possible resale or other disposition by securityholders who have invested in us through Benchmark Capital Partners IV, L.P. of up to 4,208,386 shares of common stock that were purchased in private placements or pursuant to warrants granted before our initial public offering in 2004.

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Plan of Distribution

We may sell the securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in a prospectus supplement, the particular terms of the offering of the securities, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we think is important.

If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time the offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may sell offered securities through agents designated by us. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We also may sell offered securities directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, or Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

Certain of any such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 5110(h) of the Corporate Financing Rule of the Financial Industry Regulatory Authority regarding the offer and sale of securities of an affiliate.

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We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Other than the common stock, the securities issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

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Validity of the Securities

The validity of the securities issued hereunder will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

Experts

The consolidated financial statements for the year ended December 31, 2012 incorporated in this prospectus by reference from ZipRealty, Inc’s Annual Report on Form 10-K have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2011 and for each of the two years in the period ended December 31, 2011 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also inspect, read, and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at:

The Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

You can also obtain copies of these materials from the public reference facilities of the SEC at prescribed rates. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

You may also obtain information about us at our Internet website at http://www.ziprealty.com. However, the information on our website does not constitute a part of this prospectus.

Certain Documents Incorporated by Reference

In this document, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. Notwithstanding this statement, however, you may rely on information that has been filed at the time you made your investment decision. We incorporate by reference the documents listed below:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

(c)	Our Current Reports on Form 8-K filed January 24, 2013, March 6, 2013 and June 5, 2013 (as amended on September 9, 2013 and September 20, 2013) excluding any information that was furnished to (and not filed with) the SEC; and

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(d)	The description of our capital stock in our registration statement on Form 8-A (File No. 000-51002) filed October 26, 2004,

We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 on or (1) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (2) after the date of this prospectus and prior to the termination of any offering made hereby.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

ZipRealty, Inc.
2000 Powell Street, Suite 300
Emeryville, CA 94608
Attention: Investor Relations
Telephone: (510) 735-2600

You should rely only on the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated herein by reference, is accurate as of any date other than that on the front of the document. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. All of the amounts shown are estimates except the registration fee.

SEC registration fee	$9,706
FINRA filing fee	11,803
Legal fees and expenses	*
Accounting fees and expenses	*
Financial printers fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*
Total	$*

* These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

Our certificate of incorporation and bylaws include provisions that require us to indemnify our directors and officers to the full extent permitted by the Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary. Our charter documents also protect each of our directors, to the fullest extent permitted by the Delaware General Corporation Law, from personal liability to us and our stockholders from monetary damages for a breach of fiduciary duty as a director.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our charter documents provide that:

•	We are required to indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by the Delaware General Corporation Law.

•	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•	We are required to advance expenses to our directors and officers in connection with defending a proceeding (subject to certain exceptions) where such director or officer undertakes to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	We will not be obligated to indemnify a person pursuant to the bylaws with respect to proceedings initiated by that person, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.

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•	We may not retroactively amend the bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.

We have entered into indemnification agreements with our directors and officers with a title of Vice President or higher, in addition to indemnification provided for in our charter documents, and we intend to enter into indemnification agreements with any new directors and officers with a title of Vice President or higher in the future.

We have insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16. Exhibits.

Exhibit Number	Exhibit
1.1	Form of Equity Underwriting Agreement*
3.1	Certificate of Correction to Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on December 12, 2008 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 16, 2008 (File No. 000-51002))
3.2	Bylaws (incorporated by reference from Exhibit 3.2(a) to the Company’s Registration Statement on Form S-1 filed on May 20, 2004, as amended (File No. 333-115657))
4.1	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on May 20, 2004, as amended (File No. 333-115657))
4.2	Form of Certificate of Designation for the preferred stock (together with preferred stock certificate)*
4.3	Form of Warrant Agreement (together with form of Warrant Certificate)*
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP
23.1	Consent of Moss Adams LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on page II-5)

____________

*	To be filed by amendment or Form 8-K.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K):

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which as registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on January 17, 2014.

ZIPREALTY, INC.

By:	/s/ Charles C. Baker
Charles C. Baker
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Charles C. Baker and Eric L. Mersch, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933 (a “462 Registration Statement”) and any and all amendments (including post-effective amendments) to any such 462 Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles C. Baker	Chief Executive Officer, President and Director (Principal Executive Officer)	January 17, 2014
Charles C. Baker

/s/ Eric L. Mersch	Senior Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	January 17, 2014
Eric L. Mersch

/s/ Elizabeth H. DeMarse
Elizabeth H. DeMarse	Director	January 17, 2014

/s/ Robert C. Kagle
Robert C. Kagle	Director	January 17, 2014

/s/ Stanley M. Koonce, Jr.
Stanley M. Koonce, Jr.	Director	January 17, 2014

/s/ Gary A. Wetsel
Gary A. Wetsel	Director	January 17, 2014

/s/ Donald F. Wood
Donald F. Wood	Chairman of the Board of Directors	January 17, 2014

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INDEX TO EXHIBITS

Exhibit Number	Exhibit

1.1	Form of Equity Underwriting Agreement*
3.1	Certificate of Correction to Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on December 12, 2008 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 16, 2008 (File No. 000-51002))
3.2	Bylaws (incorporated by reference from Exhibit 3.2(a) to the Company’s Registration Statement on Form S-1 filed on May 20, 2004, as amended (File No. 333-115657))
4.1	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on May 20, 2004, as amended (File No. 333-115657))
4.2	Form of Certificate of Designation for the preferred stock (together with preferred stock certificate)*
4.3	Form of Warrant Agreement (together with form of Warrant Certificate)*
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP
23.1	Consent of Moss Adams LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on page II-5)

______________

*	To be filed by amendment or Form 8-K.